UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code) (301) 841-2700

Item 9. Regulation FD Disclosure.

     On June 30, 2004, CapitalSource Inc. (the “Company”) announced its intention to issue a new series of senior convertible debentures due 2034. On July 1, 2004, the Company announced the pricing of its offering of $300 million principal amount of 3.50% Senior Convertible Debentures due 2034 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The sale of the debentures is expected to close on July 7, 2004, subject to certain conditions. The press releases announcing the Company’s intention to sell the debentures and the pricing of the debentures are attached hereto as Exhibits 99.1 and 99.2. A copy of the final offering memorandum related to the debentures is attached hereto as Exhibit 99.3.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2004	/s/ Steven A. Museles Steven A. Museles Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	Press Release issued by the Company on June 30, 2004.

99.2	Press Release issued by the Company on July 1, 2004.
99.3	Offering Memorandum issued July 1, 2004